Exhibit 99.1

Scio Diamond Technology Corporation and Renaissance Diamonds Inc. Launch Joint Venture to Deliver Fancy-Colored Diamonds
GREENVILLE, SC and BOCA RATON, FL October 27, 2014  - Scio Diamond Technology Corporation (OTCBB: SCIO) and Renaissance Diamonds Inc. today announced that they have signed a memo of understanding for a joint venture to develop and deliver high-quality, lab-grown, fancy-colored diamonds to the gem stone and jewelry market.  The two companies will bring their respective expertise together to deliver the highest-quality, certified, fancy-colored, lab-grown gems in the industry.
“Renaissance Diamonds has been a groundbreaker in the created jewel and diamond market for more than 20 years and is the ideal partner for Scio Diamond,” says Gerald McGuire, President and CEO of Scio Diamond Technology Corporation.  “Together, we can grow and deliver the industry’s best quality, lab-grown, fancy-colored diamonds.”
“Scio Diamond has pioneered the market with their proprietary chemical vapor deposition (CVD) technology and has demonstrated the capability to grow extraordinary gems. Together, this gives us the opportunity to create a new, profitable segment for the retail jewelry market,” said Neil Koppel, President and CEO of Renaissance Diamonds Corporation.
Renaissance has developed an in-store distribution program that will launch in Q1 of 2015 at one of the country’s most prominent retailers. Additionally, Renaissance has sent initial shipments of their fancy-colored diamonds to independent retailers, who have reported robust sales.
About Scio Diamond Technology Corporation
Scio Diamond Technology Corporation is a technology leader in lab-grown diamonds. Using a patent-protected CVD process to produce high-quality, single-crystal diamonds in a controlled laboratory setting, Scio delivers near colorless and fancy-colored diamonds to the gem and jewelry industry. Scio also delivers diamond materials for several industrial applications where hard diamonds are used to cut, polish, mill and grind. Scio Diamond’s lab-grown diamonds are chemically, physically and optically identical to earth-mined diamonds and offer flexibility in size, color and quality combinations that are very rare in earth-mined diamonds.  Scio Diamond is headquartered in Greenville, SC.  For more information please visit www.sciodiamond.com.
About Renaissance Diamonds Corporation
In early 1994, president and CEO Neil Koppel formed Renaissance to develop and market lab-grown diamonds and gemstones. Renaissance was one of the first manufacturers to acquire rough lab-grown diamonds. They subsequently built a polishing factory in Ramat Gan, Israel to produce high-quality finished diamonds. Over the years, Renaissance has worked towards developing colorless diamonds utilizing CVD and High-Temperature High-Pressure post treatment technology.  Today, through a variety of methods, Renaissance produces and sells colorless, pink, canary yellow and blue lab-grown diamonds. Sales distribution includes national retailers, wholesalers and over 500 independent retailers. Renaissance is a privately held Florida Corporation based in Boca Raton, Florida. For more information please visit www.RenaissanceDiamonds.com
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Scio to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “would,” “forecast,” “potential,” “continue,” “contemplate,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. Actual results of the Company could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company has no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.
Source: Scio Diamond Technology Corporation
For further information: Gerald McGuire at GMcGuire@Sciodiamond.com, 864.751.4880